UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 20, 2012

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On September 20, 2012, Progenics Pharmaceuticals, Inc. (NASDAQ:PGNX) announced that Robert A. McKinney, Chief Financial Officer and Senior Vice President, Finance & Operations, and Benedict Osorio, Senior Vice President, Quality, are stepping down from those positions effective September 30, 2012.

(c)           On the same date, the Company also announced that Angelo W. Lovallo, Jr., Senior Executive Director, Financial Reporting and Treasurer, will become the registrant’s Principal Financial Officer and Principal Accounting Officer effective October 1, 2012. Additional information concerning Mr. Lovallo contained in the Company’s Proxy Statement for its Annual Meeting of Stockholders held on June 13, 2012 is incorporated into this Item 5.02 by this reference.

Item 8.01.	Other Events.

On September 20, 2012, the Company announced a companywide restructuring, including a 26% reduction of its workforce.  A copy of the Company’s press release is included in this Report as Exhibit 99.1, and the information contained therein is incorporated into this Item 8.01 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ ROBERT A. MCKINNEY
Robert A. McKinney
Chief Financial Officer, Senior Vice President,
Finance & Operations

Date: September 21, 2012